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                                                                   EXHIBIT 10.57


                 C-3/C-4 SATELLITE TRANSPONDER SALES AGREEMENT
                 ---------------------------------------------

                             AMENDMENT NUMBER ONE
                             --------------------

     This Amendment, made and entered into this 15th day of December 1989, by and between GE American Communications, Inc. (GE Americom) and The Christian Broadcasting Network, Inc. (CBN).

                                  WITNESSETH

     WHEREAS, GE Americom has entered into an agreement with Arianespace for launch of the C-3 and C-4 satellites; and

     WHEREAS, that agreement with Arianespace requires that GE Americom obtain from purchasers of C-3 or C-4 transponders certain indemnifications and waivers of liability; and

     WHEREAS, GE Americom and CBN have entered into a C-3/C-4 Satellite Transponder Sales Agreement dated July 7, 1989 (the "Agreement") which does not contain the required provisions; and

     WHEREAS, the parties therefore desire to amend the Agreement;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, the parties, intending to be legally bound, hereby agree as follows:

     1.   Article 19. Limitation of Liability
          -----------------------------------

          Add the following:

          G. CBN shall have no right of action against Arianespace, other customers of Arianespace* ("third party customers") or their respective associates, for damages for bodily harm and damage to property suffered by CBN resulting from the performance of the Ariane launch services agreement for the Satellite by such named parties. CBN further irrevocably agrees to a no-fault, no-subrogation waiver of liability and waives the right to make any claims or to instigate any judicial proceedings in connection with such claims against Arianespace, the third party customers of Arianespace or their associates. In the event that one or more associates of CBN shall proceed against Arianespace, the third party customers or their associates as a result of bodily harm or property

_________________
* other than GE Americom pursuant to Agreement

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          damage caused by Arianespace, the third party customers or their associates resulting from the performance of the Ariane launch services agreement by such named parties, CBN shall indemnify, hold harmless, dispose of any such claim and defend when not contrary to the governing rules of procedures where the action takes place, Arianespace, such third party customers and their associates from any loss, damage, liability or expense, including attorney's fees, on account of such damage or injury, and shall pay all expenses and satisfy all judgments which may be incurred by or rendered against said indemnitees. As used herein, the term "associates" means individuals or legal entities which act, directly or indirectly, on behalf of or at the direction of an entity to fulfill the obligations of that entity, including the entity's employees, suppliers and subcontractors.

     2. Except as amended hereby, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, The parties have executed this Amendment Number One as of the day and year herein above first written.

                                      THE CHRISTIAN BROADCAST
                                      NETWORK, INC.

                                      By:  /s/  Tim Robertson
                                           ------------------

                                      GE AMERICAN COMMUNICATIONS INC.


                                      By:  /s/ Martin C. Lafferty
                                           ----------------------
                                           M. C. Lafferty
                                           Vice President, Cable Services